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                                                              Exhibit 99.2D
KPMG Peat Marwick LLP Letterhead



                         Independent Auditors' Consent
                         -----------------------------



The Board of Trustees of
The Minnesota Mutual Life Insurance Company and The Board of Directors and Policy Owners of Minnesota Mutual Variable Universal Life Account:


We consent to the use of our reports included herein and to the reference to our Firm under the heading "EXPERTS" in Part I of the Registration Statement.



                                      KPMG Peat Marwick LLP


Minneapolis, Minnesota
April 20, 1998